UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

Shire plc
________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
________________________________________________________________________________
(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
________________________________________________________________________________
(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 3, 2010 Shire plc (“Shire”) and Movetis NV, a limited liability company (“naamloze vennootschap”) organised under the laws of Belgium (“MNV”), entered into a heads of agreement relating to a friendly tender offer for MNV (the “Heads of Agreement”), pursuant to which Shire has agreed to launch a voluntary public tender offer for all MNV shares and warrants outstanding at the time of the notification of such tender offer to the Belgium financial supervisory authority, Commission Bancaire, Financière et des Assurances (the “CBFA”) or at the time of settlement of the tender offer, for an aggregate cash consideration of approximately €428 million (the “Tender Offer”).

The following is a brief description of the Tender Offer and certain terms and conditions of the Heads of Agreement.

Shire has agreed to offer €19.00 per MNV ordinary share.

On August 4 Shire issued a notification of the Tender Offer to the CBFA . Shire has agreed to set an acceptance period for the Tender Offer ranging from two weeks to five weeks. The acceptance period will commence within five business days from the date of approval of the bid prospectus by the CBFA.

The completion of the Tender Offer will be conditional upon, among other things, (a) receipt by Shire of acceptances in respect of at least 90% of the total number of outstanding MNV shares that are the subject of the Tender Offer and (b) no occurrence of an event or change prior to the publication of the results of the Tender Offer that will result in a material adverse change to MNV.

The Heads of Agreement includes representations and warranties and commitments of MNV. In consideration of Shire’s commitments under the Heads of Agreement, MNV has agreed, among other things, to continue to conduct its business in the ordinary course, to issue a press release shortly after the publication of the notification by the CBFA in which it supports the Tender Offer and to issue a positive recommendation in respect of the Tender Offer in the Board Memorandum. In addition, MNV has agreed to not (i) solicit any competing offers for the acquisition of its shares and (ii) take any other actions having the effect of frustrating the Tender Offer or making the successful completion of the Tender Offer more difficult, onerous or expensive without prejudice to the legal and fiduciary duties of the MNV Board.

The Heads of Agreement will terminate, among other things, upon the non-notification of the Tender Offer to the CBFA or the withdrawal by Shire of the Tender Offer following approval of such withdrawal by the CBFA.

Shire also has entered into tender agreements with certain institutional shareholders of MNV in which they unconditionally committed 38.9% of MNV’s existing ordinary share capital to the Tender Offer.

The foregoing description of the Heads of Agreement does not purport to be complete and is qualified in its entirety by reference to the Heads of Agreement, which Shire intends to file as an exhibit to Shire’s Form 10-Q for the quarterly period ending September 30, 2010.

Shire plc has issued the press release attached hereto as Exhibit 99.01 which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

                 (d)  Exhibits.  The following exhibit is filed herewith:

99.01         Press Release dated August 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell
Name: Angus Russell
Title: Chief Executive Officer

 Dated: August 9, 2010

EXHIBIT INDEX

Number	Description
99.01	Press Release dated August 3, 2010